Exhibit (h)(1)(v)

FORM OF AMENDMENT NO. 4

TO THE

MUTUAL FUNDS SERVICE AGREEMENT

AMENDMENT NO. 4 to the Mutual Funds Service Agreement dated as of [March     , 2012] between EQ Advisors Trust, a Delaware statutory trust (“Trust”) and AXA Equitable Funds Management Group, LLC (“FMG LLC”), a Delaware limited liability company (“FMG LLC” or “Administrator”) (“Amendment No. 4”).

The Trust and FMG LLC agree to modify the Mutual Funds Service Agreement dated as of May 1, 2011, as amended, (“Agreement”) as follows:

1.	New Portfolios: All Asset Aggressive-Alt 25 Portfolio, All Asset Moderate Growth-Alt 15 Portfolio, AXA Aggressive Strategy Portfolio, EQ/Emerging Markets Equity PLUS Portfolio, EQ/International Small Cap PLUS Portfolio, EQ/Natural Resources PLUS Portfolio, EQ/PIMCO Real Return Portfolio and EQ/Real Estate PLUS Portfolio are hereby added to the Agreement on the terms and conditions contained in the Agreement.

2.	Name Change: The name of the All Asset Allocation Portfolio is changed to All Asset Growth-Alt 20 Portfolio.

3.	Schedule A: With respect to Schedule A of the Agreement, the EQ/PIMCO Real Return Portfolio shall be considered part of All Portfolios for purposes of determining the compensation to be paid by the Trust to FMG LLC for services rendered pursuant to the Agreement.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 4 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:		By:
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Chairman, Chief Executive Officer and President

SCHEDULE A

AMENDMENT NO. 4

MUTUAL FUNDS SERVICE AGREEMENT

Fees and Expenses

Trust Administration, Accounting and Compliance Fees

Portfolio(s)	Fee
All Portfolios (except as noted below)

0.12% of the first $3 billion;

0.11% of the next $3 billion;

0.105% of the next $4 billion;

0.10% of the next $20 billion; and

0.0975% thereafter, (based on average daily net assets) plus $30,000 per Portfolio.

EQ/AXA Franklin Small Cap Value Core Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity Growth PLUS Portfolio

EQ/Franklin Core Balanced Portfolio

EQ/Global Bond PLUS Portfolio

EQ/Global Multi-Sector Equity Portfolio

EQ/International Core PLUS Portfolio

EQ/International Small Cap PLUS Portfolio

EQ/International Value PLUS

EQ/Large Cap Core PLUS Portfolio

EQ/Large Cap Growth PLUS Portfolio

EQ/Large Cap Value PLUS Portfolio

EQ/Mid Cap Value PLUS Portfolio

EQ/Mutual Large Cap Equity Portfolio

EQ/Natural Resources PLUS Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Real Estate PLUS Portfolio

EQ/Templeton Global Equity Portfolio

(collectively, the “Hybrid Portfolios”)

0.15% of the first $20 billion of the Hybrid Portfolios aggregate average daily net assets; 0.125% of the next $5 billion of the Hybrid Portfolios aggregate average daily net assets; 0.10% thereafter; plus $32,500 per Portfolio, plus $32,500 for each allocated portion of the Portfolio.

All Asset Growth-Alt 20 Portfolio (formerly, All Asset Allocation Portfolio)

All Asset Moderate Growth-Alt 15 Portfolio

All Asset Aggressive-Alt 25 Portfolio

AXA Aggressive Strategy Portfolio

AXA Balanced Strategy Portfolio

AXA Conservative Growth Strategy Portfolio

AXA Conservative Strategy Portfolio

AXA Growth Strategy Portfolio

AXA Moderate Growth Strategy Portfolio

EQ/Franklin Templeton Allocation Portfolio

AXA Ultra Conservative Strategy Portfolio

0.15% of the first $15 billion of each AXA Allocation Portfolio’s aggregate average daily net assets; 0.125% of the next $5 billion of each AXA Allocation Portfolio’s aggregate average daily net assets; 0.10% of each AXA Allocation Portfolio’s aggregate average daily net assets thereafter; plus $32,500 per Portfolio.

Portfolio(s)	Fee

ATM International Portfolio

ATM Large Cap Portfolio

ATM Mid Cap Portfolio

ATM Small Cap Portfolio

AXA Tactical Manager 2000 Portfolio

AXA Tactical Manager 400 Portfolio

AXA Tactical Manager 500 Portfolio

AXA Tactical Manager International Portfolio

EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio

(collectively, the “Tactical Manager Portfolios”)

0.15% of the first $20 billion of the Tactical Manager Portfolios aggregate average daily net assets; 0.125% of the next $5 billion of the Tactical Manager Portfolios aggregate average daily net assets; 0.10% thereafter; plus $32,500 per Portfolio, plus $32,500 for each allocated portion of the Portfolio.